EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Icahn Enterprises L.P. Announces Formation

of Railcar Joint Venture

New York, New York, September 25, 2013 – Icahn Enterprises L.P. (Nasdaq: IEP) today announced that it has entered into an agreement with its Chairman, Carl C. Icahn, to form a joint venture, American Railcar Leasing LLC (“New ARL”). IEP will own 75% of New ARL. The transaction is fully described in the Form 8-K filed by IEP today.

IEP has agreed to contribute cash and railcar assets having an aggregate value of approximately $737 million to New ARL in exchange for its 75% ownership interest. In fiscal year 2014, its 75% ownership interest in New ARL is expected to generate operating income attributable to IEP of between $120 million and $125 million, and EBITDA attributable to IEP of between $175 million and $185 million.1

Carl C. Icahn, our Chairman, stated “This transaction will result in a multi-billion dollar railcar segment at IEP, consisting of: (i) American Railcar Industries, Inc. (one of the leading North American manufacturers of tank and hopper railcars); (ii) a large and growing railcar repair and fleet management business; and (iii) a combined lease fleet of approximately 32,500 railcars. We believe that the railcar business is a strong growth business and have high expectations for the entire segment.  IEP’s railcar segment was created in 2010 when it acquired a controlling interest in American Railcar Industries, Inc. The creation of New ARL is the latest step in IEP’s commitment to develop a leading railcar business that we believe will continue to benefit from secular changes in the transportation industry driven significantly by increasing crude oil and natural gas production in North America which is increasingly reliant on railcar transportation.”

Across all of our businesses at IEP, our success is based on a simple formula: we seek to find undervalued companies in the Graham & Dodd tradition and often become actively involved in the companies we target. This activism has brought about very strong returns over the years.

1 Our estimates for the operating income and EBITDA that New ARL will generate in fiscal 2014 are based on numerous assumptions, including that railcars on long-term leases remain on such leases, renewal rates on expiring leases are based on current lease rates, and our historical experience. These assumptions are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, changes in lease cancellation and renewal rates, and general economic conditions, as well as other risks detailed in our filings with the Securities and Exchange Commission.

Today, we are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Automotive, Energy, Gaming, Railcar, Real Estate, Food Packaging, Metals and Home Fashion. Our operating businesses, like the ARI railcar manufacturing business and the railcar business now being acquired by IEP, often started out as investment positions in debt or equity securities, held either directly by Icahn Enterprises or Mr. Icahn. Those positions ultimately resulted in control or complete ownership of the target company. For example, in 2012 we acquired a controlling interest in CVR Energy, which started out as a position in our Investment segment and is now an operating subsidiary that comprises our Energy segment.

IEP has the wherewithal to purchase companies that we often believe we can run more efficiently than incumbent management. IEP’s strengths include having a strong management team, deep knowledge across many industries, unparalleled experience in “activism” and significant capital with access to debt capital at advantageous borrowing rates. Through our Investment segment, we are in a position to pursue our activist strategy by purchasing stock or debt positions in undervalued companies and trying to promulgate change through a variety of activist approaches, ranging from communicating and negotiating with the board and CEO, to proxy fights, tender offers, and ultimately, taking control. A great added value in this approach are the synergistic values that may be obtained for all shareholders by possibly merging these companies with ones already in our portfolio. We look forward to continuing to apply our activist strategy to expand our businesses at IEP.

In addition, over the past decade IEP has successfully completed a number of profitable acquisitions made from Mr. Icahn including: (i) the acquisition of National Energy and related oil and gas assets from Mr. Icahn, which were subsequently sold by IEP in 2006 for $1.5 billion, resulting in a net pre-tax gain of $600 million, and (ii) the acquisition of The Stratosphere Casino and related gaming assets from Mr. Icahn, which were subsequently sold by IEP in 2008 for $1.2 billion, resulting in a pre-tax gain of $700 million.

Daniel Ninivaggi, President and Chief Executive Officer of IEP, stated: “IEP’s acquisition of a controlling interest in New ARL is the most recent in a series of value enhancing transactions that IEP has consummated over the past decade. IEP continues to effectively execute on its strategy of developing a diversified holding company with interests in a broad range of industries. I believe IEP’s acquisition of a controlling interest in New ARL will significantly strengthen and further diversify IEP’s railcar segment, create another source of strong cash flows for IEP and strategically position IEP to further capitalize from growth in the railcar industry.”

Contact:	SungHwan Cho, Chief Financial Officer
212 702 4338

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance, including non-GAAP EBITDA. EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. We present EBITDA on a consolidated basis and attributable to Icahn Enterprises net of the effect of noncontrolling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA to investors has economic substance as this measure provides important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to this non-GAAP financial measure in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA presents meaningful measures of corporate performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA:

·       does not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

·       does not reflect changes in, or cash requirements for, our working capital needs; and

·       does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal   payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA differently than we do, limiting its usefulness as comparative measures. In addition, EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA only as a supplemental measure of our financial performance.

The following table reconciles our presentation of consolidated estimated EBITDA for New ARL, to consolidated estimated operating income for New ARL, the most directly comparable GAAP financial measure, for fiscal year 2014:

Consolidated EBITDA Reconciliation
(in millions)
	Low	High
Operating Income	$160	$165
Depreciation and Amortization	$75	$80
Consolidated EBITDA	$235	$245

The following table reconciles our presentation of estimated EBITDA for New ARL attributable to IEP, to estimated operating income for New ARL attributable to IEP, for fiscal year 2014

EBITDA Attributable to IEP Reconciliation
(in millions)
	Low	High
Operating Income attributable to IEP	$120	$125
Depreciation and Amortization	$55	$60
EBITDA attributable to IEP	$175	$185

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. The forward-looking statements in this press release do not constitute guarantees of future performance.  Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, statements relating to the growth prospects and expectations for the railcar segment, expected changes in the transportation industry, expectations for crude oil and natural gas production in North America, projections of operating income attributable to IEP and EBITDA attributable to IEP that New ARL will generate in 2014, and expected benefits that the acquisition of New ARL will have for IEP constitute forward-looking statements. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise. .